Exhibit 99.1

FOR IMMEDIATE RELEASE	21st Century Fox Contacts: Miranda Higham 44 (0)20 7019 5632 mhigham@21cf.com Nathaniel Brown 212-852-7746 nbrown@21cf.com	Apollo Contacts: Matthew J. Hiltzik 212-430-5054 mhiltzik@hstrategies.com Chloe Gatta 212-430-5054 cgatta@hstrategies.com

21st Century Fox and Apollo Announce Agreement to Create a Leading Global Multi-Platform Content Provider, Bringing Together Endemol, Shine Group and CORE Media

Sophie Turner Laing to Serve as CEO

New York, NY, October 10, 2014 – 21st Century Fox (NASDAQ: FOXA, FOX) and funds managed by affiliates of Apollo Global Management, LLC (NYSE: APO) today announced a final agreement to create a leading global multi-platform content provider, bringing together Endemol, Shine Group and CORE Media. Under the terms of the agreement 21st Century Fox and Apollo will jointly manage the newly created group, with each owning 50 per cent. The group’s businesses will have creative operations in over 30 markets, with a diverse portfolio of over 600 formats, both scripted and non-scripted, coupled with digital, gaming, and distribution operations.

As previously announced, Sophie Turner Laing, former Managing Director of Content at BSkyB, will serve as the group’s CEO. Ms. Turner Laing has spent the last decade at BSkyB, where she oversaw content strategy and was instrumental in the expansion of its portfolio of entertainment channels, including the Company’s partnership with HBO.

“This partnership advances our strategy of accelerating 21st Century Fox’s growth in worldwide television production,” said Chase Carey, 21st Century Fox President and Chief Operating Officer. “The combination of these assets will create a leading global format business with a deep and diverse portfolio of products, enhanced distribution capabilities, and world-class creative talent. We are extremely grateful to Alex Mahon for her leadership of Shine and are delighted to partner with Apollo in supporting Sophie Turner Laing, and the talent at Shine, Endemol and CORE, in our shared mission to form an unrivalled team to lead this truly global content creation business.”

“It is a particularly opportune time to bring together three extraordinary companies, establishing one of the most innovative and diverse content creators in the world,” said Aaron Stone, Senior Partner at Apollo. “The group will have impressive capabilities to offer the creative community and to invest in all aspects of media’s future. At the heart of this partnership are the businesses’ thousands of employees around the world. We are thrilled to collaborate with them and with 21st Century Fox and we are especially thankful to Just Spee for his extraordinary leadership of Endemol on its journey to success.”

“I am delighted to join the extraordinary collection of talent at Endemol, Shine and CORE,” said Sophie Turner Laing. “Content has never been more creatively vibrant and exciting and our exceptional production and distribution capabilities will be a magnet for talent to realize their creative ambitions across all platforms on a regional and global scale.”

Just Spee, the current Endemol CEO, and Alex Mahon, CEO of Shine Group, will remain with their respective companies for an extended period following the close of the transaction, working with Ms. Turner Laing on the transition and integration of business operations. Following the transition period, both will step down in 2015 to pursue new opportunities. Upon the transaction’s close Elisabeth Murdoch will step down as Non-Executive Chairman of Shine Group.

“It’s been a genuine privilege to lead Endemol and its exceptional team of talent during my time as CEO. Throughout this period the business has continued to thrive; delivering new global hits, expanding into new markets and adding new dimensions in areas such as scripted programming, distribution, digital video and more. All this has occurred against the backdrop of a major restructuring of inherited debt and some of the strongest economic headwinds the global market has ever witnessed,” said Mr. Spee. “With Endemol about to embark on a new chapter, it’s time to transition the business and accelerate its investment into the future. The company couldn’t be in better hands with Sophie Turner Laing at the helm; and I’m incredibly proud to be transitioning a business so strongly positioned, with what looks to be one of the most exciting periods in its history ahead.”

“Shine has grown consistently over the last decade to be a dynamic, creative and commercially successful group of 27 companies across 11 countries,” said Alex Mahon, CEO of Shine Group. “This deal enables the next phase of that growth in which I’m convinced our creative talent can prosper and will produce even more brilliant shows. For me, after two major transactions it is the right time to leave to take on a new challenge. I would like to thank every one of my colleagues for the opportunity to help create such an inspiring business. I look forward to working with Sophie to transfer Shine into its next era before leaving.”

“As Shine enters this new chapter with new partners, it is the right time for me to take the final step back from the company I love,” said Elisabeth Murdoch, Non-Executive Chairman of Shine Group. “It has been an immense pleasure and privilege to work with such extraordinary talent in a shared endeavor to create a unique and outstanding television company. I will be eternally grateful to everyone at Shine Group for their dedication to the pursuit of excellence. I leave with lifetime friendships and admiration for a company I am proud to have been a part of.”

Financial terms of the agreement were not disclosed, and completion of the transaction is subject to regulatory clearances and other customary closing conditions. Prior to completion of the transaction, Endemol, Shine and CORE will continue to operate as separate companies. Upon completion of the transaction, CORE will retain its own capital structure. The transaction is expected to be completed by the end of the calendar year.

AGM Partners is serving as financial advisor to 21st Century Fox.

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About 21st Century Fox

21st Century Fox is the world’s premier portfolio of cable, broadcast, film, pay TV and satellite assets spanning six continents across the globe. Reaching more than 1.5 billion subscribers in approximately 50 local languages every day, 21st Century Fox is home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FXM, FS1, Fox News Channel, Fox Business Network, FOX Sports, Fox Sports Network, National Geographic Channels, MundoFox, STAR India, 28 local television stations in the U.S. and more than 300 channels that comprise Fox International Channels; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and Shine Group. The Company also provides premium content to millions of subscribers through its pay-television services in Europe and Asia, including Sky Deutschland, Sky Italia and its equity interests in BSkyB and Tata Sky. For more information about 21st Century Fox, please visit www.21CF.com.

About Apollo

Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Toronto, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $168 billion as of June 30, 2014 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions and involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance or achievements of the companies referenced herein to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Where, in any forward looking statements, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law or regulation.